Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investor Relations
John Eldridge
(206) 272-6571
j.eldridge@f5.com

Public Relations
Amber McCollom
(206) 272-6850
a.mccollom@f5.com

F5 Networks Announces Third Quarter Earnings

Revenue and earnings up sequentially on strong sales in North America and Asia-Pacific

SEATTLE, WA—July 23, 2003—F5 Networks, Inc. (NASDAQ: FFIV) today announced net income of $1.4 million ($0.05 per share) on revenue of $29.2 million for the third quarter of fiscal 2003, up from $0.8 million ($0.03 per share) on revenue of $28.0 million in the prior quarter. Both results exceeded the target ranges ($0.02 to $0.04 per share on revenue of $27.5 million to $29.0 million) set by management in the company’s April 23rd earnings release. In the third quarter of fiscal 2002 the company reported revenue of $27.1 million and a net loss of $4.3 million ($0.17 per share), including non-recurring expenses related to the discontinuation of its EDGE-FX™ cache business and the consolidation of operations.

F5 president and chief executive officer John McAdam said the company’s sequential revenue growth resulted from strong sales in North America and Asia-Pacific, up sharply from the prior quarter. “The growth of sales in North America was stronger in the third quarter than we had anticipated, with product sales up 12 percent from the second quarter,” McAdam said. “Internationally, sales in Asia-Pacific grew even faster, helping to offset seasonal slowness in Japan. From a product perspective, revenue increased sequentially across all product categories, with system sales representing 68 percent of total revenue and software sales accounting for 5 percent. We also saw sequential growth in service revenue, which represented 27 percent of total revenue.”

According to McAdam, the growth of North American revenue was fueled primarily by increased channel sales and a number of large enterprise wins. “As we continued to forge new relationships with some of the region’s largest resellers, we saw meaningful contributions from several of the new partners we signed up in prior quarters. In addition, we continued to build momentum in sales to global strategic accounts, which included four large wins totaling more than $2.5 million,” McAdam said.

Operationally, the company turned in a solid performance, reflected in several key metrics. Gross margin and operating expenses for the quarter were within the company’s target ranges. Days sales outstanding (DSO) fell to 63 days, and operating cash flow of $3.4 million helped boost cash, cash equivalents and investments to $96.8 million at June 30.

In a separate release issued today (http://www.f5.com/f5/news/press/), F5 also announced that it has acquired the assets of uRoam, Inc., a provider of Web-based remote access solutions, for $25 million in cash. Steve Coburn, F5’s senior vice president of finance and CFO, said he expects early sales of uRoam’s products in September but does not expect revenue from those sales to be material in the current quarter, ending September 30, 2003. For fiscal 2004, he said uRoam’s products could generate revenue in the range of $8 million to $12 million.

Including the effect of the acquisition, F5 has set a fourth quarter revenue target of $29.5 million to $30.5 million with earnings of $0.02 to $0.03 per diluted share.

Further details about third quarter results, the uRoam acquisition, and company guidance for the fourth quarter will be discussed in the company’s regularly scheduled conference call today at 1:30 p.m. PDT. The call in numbers: 800-547-2439 (US & Canada) and 706-634-1209 (International). The conference ID is: 1222474. To listen to the webcast, go to http://www.f5.com/f5/ir/calendar.html and click on the webcast image.

About F5 Networks

F5 Networks is the industry leader in Application Traffic Management, enabling enterprises and service providers to optimize any mission-critical application or web service, providing secure and predictable delivery of application traffic in an unpredictable environment. Through F5’s unique open iControl™ API, third party applications and network devices can take an active role in shaping network traffic, delivering application aware networks that allow customers to direct traffic based on their exact business requirements. Our solutions optimize the availability, security and speed of mission-critical servers and applications, including enterprise applications, web services, mobile IP applications, web publishing, content delivery, e-commerce, caching, firewalls and more. F5’s solutions are widely deployed in large enterprises, the top service providers, financial institutions, government agencies, healthcare, and portals throughout the world. The company is headquartered in Seattle, Washington, and has offices throughout North America, Europe, Japan and Asia Pacific. F5 Networks is located on the web at www.f5.com.

Forward Looking Statements

Statements in this press release concerning the contribution of uRoam’s products to revenue in the current quarter and fiscal 2004, the revenue, earnings and net income targets for the fourth quarter of fiscal 2003 and other statements that are not historical facts are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others: the successful integration of uRoam’s products with F5’s products, the timely development, introduction and acceptance of additional new products and features by F5 or its competitors; competitive pricing pressures; increased sales discounts; F5’s ability to sustain or develop distribution relationships; F5’s ability to attract, train and retain qualified product development, marketing, sales, professional services and customer support personnel; F5’s ability to expand in the international markets and the unpredictability of F5’s sales cycle. F5 has no duty to update any guidance provided. More information about potential risk factors that could affect F5’s business and financial results is included in the Company’s annual report on Form 10K for the fiscal year ended September 30, 2002, and other public filings with the Securities and Exchange Commission.

# # # #

F5 NETWORKS, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	JUNE 30,	SEPTEMBER 30,
	2003	2002

ASSETS
Current assets
Cash and cash equivalents	$18,998	$20,801
Short-term investments	45,166	59,532
Accounts receivable, net of allowances of $4,226 and $5,452	20,372	20,404
Inventories	667	349
Other current assets	4,373	4,713

Total current assets	89,576	105,799

Restricted cash	6,000	6,000
Property and equipment, net	10,495	12,211
Long-term investments	32,680	1,346
Other assets, net	1,033	933

Total assets	$139,784	$126,289

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,896	$3,685
Accrued liabilities	12,728	13,546
Deferred revenue	17,423	14,058

Total current liabilities	34,047	31,289

Long-term liabilities	1,506	1,315
Commitments and contingencies
Shareholders’ equity
Preferred stock, no par value; 10,000 shares authorized, no shares outstanding	—	—
Common stock, no par value; 100,000 shares authorized 26,905 and 25,730 shares issued and outstanding	137,647	128,876
Accumulated other comprehensive income (loss)	(582)	454
Unearned compensation	(16)	(93)
Accumulated deficit	(32,818)	(35,552)

Total shareholders’ equity	104,231	93,685

Total liabilities and shareholders’ equity	$139,784	$126,289

F5 NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	JUNE 30,		JUNE 30,

	2003	2002	2003	2002

Net revenues:
Product	$21,310	$20,750	$61,149	$62,190
Service	7,879	6,315	23,113	19,001

Total net revenues	29,189	27,065	84,262	81,191

Cost of net revenues:
Product	4,491	5,081	12,751	16,195
Service	2,290	2,504	6,726	7,878

Total cost of net revenues	6,781	7,585	19,477	24,073

Gross profit	22,408	19,480	64,785	57,118

Operating expenses:
Sales and marketing	13,593	13,256	39,413	37,519
Research and development	4,810	4,785	14,091	13,673
General and administrative	2,800	3,049	9,050	11,618
Restructuring charges	—	2,771	—	2,771
Amortization of unearned compensation	6	106	77	353

Total operating expenses	21,209	23,967	62,631	65,934

Income (loss) from operations	1,199	(4,487)	2,154	(8,816)
Other income, net	352	287	1,126	1,065

Income (loss) before income taxes	1,551	(4,200)	3,280	(7,751)
Provision for income taxes	152	146	546	436

Net income (loss)	$1,399	$(4,346)	$2,734	$(8,187)

Net income (loss) per share — basic	$0.05	$(0.17)	$0.10	$(0.32)

Weighted average shares — basic	26,638	25,537	26,227	25,206

Net income (loss) per share — diluted	$0.05	$(0.17)	$0.10	$(0.32)

Weighted average shares — diluted	28,467	25,537	27,525	25,206